EXHIBIT 10.2
     Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [***], have been separately filed with the Securities and Exchange Commission.
LICENSE AGREEMENT
BETWEEN
PROTALIX BIOTHERAPEUTICS LTD.
AND
VIRGINIA TECH INTELLECTUAL PROPERTIES, INC.
FOR
CASE NO. VTIP 97 012

Execution Copy
LICENSE AGREEMENT
This agreement (“Agreement”) is made by and between Protalix Biotherapeutics LTD., a corporation having an address at 2 Snunit Street, Science Park, POB 455, Karmiel 20100, Israel (“LICENSEE”) and Virginia Tech Intellectual Properties, Inc., a non-profit organization having an address at 1872 Pratt Drive, Suite 1625, Blacksburg, Virginia 24060 (“VTIP”).
This Agreement is effective on the date of the last signature (“Effective Date”).
RECITALS
WHEREAS, the inventions disclosed in VTIP Disclosure No. 97.012 and titled “[***]” (“Invention”), were made in the course of research at Virginia Tech by Dr. Carol Cramer (hereinafter the “Inventors”) and are covered by Patent Rights as defined below;
WHEREAS, the Inventors were employees of Virginia Tech, and they were obligated to assign all of their right, title and interest in the Invention to Virginia Tech;
WHEREAS, Virginia Tech has assigned all of their right, title and interest in the Invention to VTIP;
WHEREAS, VTIP is desirous that the Invention be developed and utilized to the fullest possible extent so that its benefits can be enjoyed by the general public;
WHEREAS, LICENSEE is desirous of obtaining certain rights from VTIP for commercial development, use, and sale of the Invention, and VTIP is willing to grant such rights; and
WHEREAS, LICENSEE understands that VTIP may publish or otherwise disseminate information concerning the Invention (as defined below) at any time and that LICENSEE is paying consideration thereunder for its access to the Invention not continued secrecy therein.
NOW, THEREFORE, the parties agree:
ARTICLE 1. DEFINITIONS
The terms, as defined herein, shall have the same meanings in both their singular and plural forms.
1.1 “Affiliate” means any corporation or other business entity: (i) in which LICENSEE owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or (ii) which owns or controls directly or indirectly by at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors of LICENSEE; but in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an “Affiliate” includes any company in which LICENSEE owns or controls or is owned or controlled by, directly or indirectly, the maximum percentage of outstanding stock or voting rights permitted by local law.
1.2 “Combination Product” means any product which is a Licensed Product and contains other product(s) or product component(s): (i) the sale, use or import of which by itself does not constitute an infringement of a Valid Claim within Patent Rights; (ii) can be sold separately by LICENSEE, its Sublicensee or an Affiliate; and (iii) enhances the market price of the final product(s) sold, used or imported by LICENSEE, its Sublicensee, or an Affiliate.
1.3 “Field” means all uses.

[***]	Redacted pursuant to confidential treatment request.

1.4 “Licensed Method” means any method that is covered by Patent Rights the use of which would constitute, but for the license granted to LICENSEE under this Agreement, an infringement of any Valid Claim within Patent Rights.
1.5 “Licensed Product” means any composition or product that is covered by a Valid Claim within Patent Rights, or that is produced by a Licensed Method, the manufacture, use, sale, offer for sale, or importation of which would constitute, but for the license granted to LICENSEE by VTIP herein, an infringement of any Valid Claim within the Patent Rights: Whether a product is a “Licensed Product” shall be determined on a country-by-country and product-by-product basis.
1.6 “NDA” means an application for FDA approval to market a new drug.
1.7 “Net Sales” means the total of the gross invoice prices of Licensed Products sold by LICENSEE, its Sublicensees, or Affiliates, or any combination thereof, less the sum of the following actual and customary deductions where applicable and separately listed: (a) cash, trade, or quantity discounts; (b) chargebacks and rebates, including without limitation, chargebacks payable to wholesalers for goods sold under customer contracts and rebates payable in connection with government programs or other third party payors; (c ) sales, use, tariff, import/export duties or other excise taxes imposed on particular sales (except for value-added and income taxes imposed on the sales of Product in foreign countries); (d) wholesale service and transportation charges; and (e) credits to customers because of rejections or returns. For purposes of calculating Net Sales, transfers by LICENSEE to a Sublicensee or an Affiliate of Licensed Product under this Agreement for (i) end use (but not resale) by the Sublicensee or Affiliate shall be treated as sales by LICENSEE at list price of LICENSEE, or (ii) resale by a Sublicensee or an Affiliate shall generate a royalty based upon the Sublicensee’s or Affiliate’s Net Sales price as calculated above. For Licensed Products which are Combination Products, the Net Sales for such Combination Products shall be adjusted by multiplying the actual Net Sales by the fraction A/(A+B) where A is the invoice price of the Licensed Product, if sold separately, and B is the invoiced price of the other product or product component if sold separately. If the other product or product component is not sold separately, then the actual Net Sales shall be adjusted by multiplying the actual Net Sales by the fraction A/C where A is the price of the Licensed Product if sold separately and C is the invoice price of the Combination Product. If neither of the foregoing apply, then the Net Sales of the Combination Product shall be determined by the Parties in good faith.
1.8 “Patent Costs” means all out-of-pocket expenses for the preparation, filing, prosecution, and maintenance of all United States and foreign patents included in Patent Rights. Patent Costs shall also include reasonable out-of-pocket expenses for patentability opinions, inventorship determination, preparation and prosecution of patent application, re-examination, re-issue, interference, and opposition activities related to patents or applications in Patent Rights.
1.9 “Patent Rights” means any of the following: the US patent number [***] disclosing and claiming the Invention, filed by Inventors and assigned to VTIP; and continuing applications thereof including divisions, substitutions, and continuations-in-part (but only to extent the claims thereof are enabled by disclosure of the parent application); any patents issuing on said applications including reissues, reexaminations and extensions; and any corresponding foreign applications or patents.

[***]	Redacted pursuant to confidential treatment request.

1.10 “Sublicense Income” means upfront payments and milestone payments paid by a Sublicensee to LICENSEE in consideration of the grant of a sublicense. For avoidance of doubt, “Sublicense Income” shall not include amounts paid as earned royalties (that is, royalties based on product sales), funded research payments, payments for the purchase by the Sublicensee of equity of LICENSEE or amounts paid in reimbursement of expenses incurred by LICENSEE in the research or development of a Licensed product.
1.11 “Sublicensee” means a third party to whom LICENSEE has granted a sublicense of the right to practice the Patent Rights.
1.12 “Territory” means world-wide.
1.13 “Term” means the period of time beginning on the Effective Date and ending on the earlier of (i) the expiration date of the longest-lived Patent Rights; or (ii) the twenty-first (21st) anniversary of the first commercial sale of Licensed Product.
1.14 “Valid Claim” means a claim within the Patent Rights that has not been pending for in excess of seven (7) years, has not expired, been abandoned or finally determined to be unenforceable or invalid by a court or other administrative agency with competent jurisdiction.
ARTICLE 2. GRANTS
2.1 License. Subject to the limitations set forth in this Agreement, VTIP hereby grants to LICENSEE, and LICENSEE hereby accepts, a license under Patent Rights to make, have made, use, sell, offer for sale, and import Licensed Products and to practice Licensed Methods, in the Field within the Territory and during the Term.
The license granted herein is non-exclusive and VTIP may grant to third parties further licenses under Patent Rights in the Field, within the Territory and during the Term.
2.2 Right to Sublicense. (a) LICENSEE may grant a sublicense to a Sublicensee only as part of an agreement pursuant to which LICENSEE grants rights to such Sublicensee to other intellectual property rights owned or controlled by LICENSEE.
(b) With respect to each sublicense granted pursuant to Paragraph 2.2 (a), LICENSEE shall:
(1) not receive, or agree to receive, real or personal property in lieu of cash as consideration from the Sublicensee without the express written consent of VTIP;
(2) to the extent applicable, include all of the rights of and obligations due to VTIP and contained in this Agreement;
(3) promptly provide VTIP with a copy of each sublicense issued; and
(4) provide a report of all amounts received from the Sublicensee and a report of all Net Sales by the Sublicensee during the Term.
2.3 Reservation of Rights. VTIP reserves the right to:
(a) use the Invention, and Patent Rights for humanitarian, educational and research purposes;
(b) publish or otherwise disseminate any information about the Invention at any time, except for Confidential Information of LICENSEE, any Sublicensee or their Affiliates conveyed to VTIP or its Affiliates hereunder; and

(c) allow other non-profit institutions to use Invention and Patent Rights for humanitarian, educational and non-commercial research purposes in their facilities.
ARTICLE 3. CONSIDERATIONS
3.1 Fees and Royalties. The parties hereto understand that individually, the fees and royalties payable by LICENSEE to VTIP under this Agreement are partial considerations for the license granted herein to LICENSEE Patent Rights. LICENSEE shall pay VTIP:
(a) a license issue fee of [***] within ten (10) days after the Effective Date;
(b) milestone payments in the amounts payable according to the following schedule or events:
Amount Date or Event
[***]
(c) an earned royalty equal to [***] on Net Sales of Licensed Products by LICENSEE, its Sublicensees and/or their Affiliate(s); and
(d) [***] of all Sublicense Income received by LICENSEE from its Sublicensees;
(e) beginning with the calendar year during which the first commercial sale of the first License Product by LICENSEE, its Sublicensee, or an Affiliate occurs, if the total earned royalties paid by LICENSEE under Paragraphs 3.1(c ) and (d) to VTIP in any such year cumulatively amounts to less than [***] (“minimum annual royalty”), then LICENSEE shall pay to VTIP, on or before February 28 of the year following such year, an amount equal to [***] minus the total amounts paid by LICENSEE for such preceding year under Paragraphs 3.1(c) and 3.1 (d); provided, however, that for the year during which the first commercial sale of the first Licensed Product occurs, the amount of minimum annual royalty payable shall be prorated for the number of months remaining in that calendar year.
For those Licensed Products that are subject to royalties payable to a Third Party, the royalties due hereunder shall be reduced by [***] for every one percent (1%) of royalty due to a Third Party, but in no event shall royalties due hereunder be reduced by more than [***] of the applicable royalty rate payable hereunder for such Licensed Products.
All fees and royalty payments specified in Section 3.1 above shall be paid by LICENSEE pursuant to Paragraph 4.3 and shall be delivered by LICENSEE to VTIP as noted in Paragraph 10.1.
3.2 Due Diligence.
LICENSEE shall use commercially reasonable efforts, alone or through its Sublicensees or their Affiliates, to development, manufacture and sell Licensed Products.

[***]	Redacted pursuant to confidential treatment request.

ARTICLE 4. REPORTS, RECORDS AND PAYMENTS
4.1 Reports.
(a) Progress Reports.
(1) Beginning March 1, 2005 and ending on the date of first commercial sale of a Licensed Product in the United States, LICENSEE shall submit to VTIP an annual progress report providing an overview of LICENSEE’s (and its Affiliate’s and Sublicensee’s) efforts to develop a Licensed Product.
(2) LICENSEE shall also report to VTIP, in its immediately subsequent progress report, the date of first commercial sale of a Licensed Product in each country.
(b) Royalty Reports. After the first commercial sale of a Licensed Product anywhere in the world, LICENSEE shall submit to VTIP [***] royalty reports on or before each [***] of each year. Each royalty report shall cover LICENSEE’s (and each Affiliate’s and Sublicensee’s) most recently completed [***] and shall show:
(1) the total invoiced sales and the Net Sales during the most recently completed [***] and the royalties, in US dollars, payable with respect thereto;
(2) the number of each type of Licensed Product sold;
(3) Sublicense Income received during the most recently completed [***] in US dollars, and the amount payable hereunder with respect thereto;
(4) the method used to calculate the royalties; and
(5) the exchange rates used (if applicable).
If no sale of Licensed Products has been made and no Sublicense Income has been received by LICENSEE during any reporting period, LICENSEE shall so report.
4.2 Records & Audits.
(a) LICENSEE shall keep, and shall require its Affiliates and Sublicensees to keep, accurate and correct records of all Licensed Products manufactured, used, and sold, and Sublicense Income received under this Agreement. Such records shall be retained by LICENSEE for at least five (5) years following a given reporting period.
(b) All records maintained under Section 4.2(a) shall be available during normal business hours for inspection at the expense of VTIP by VTIP’s Internal Audit Department or by a Certified Public Accountant selected by VTIP and in compliance with the other terms of this Agreement for the sole purpose of verifying reports and payments. Such inspector shall not disclose to VTIP any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In the event that such inspection shows an under reporting and underpayment in excess of [***] for any twelve (12) month period, then LICENSEE shall pay the cost of the audit as well as any additional sum that would have been payable to VTIP had the LICENSEE reported correctly. For underpayment not in excess of [***] for any twelve (12) month period, LICENSEE shall pay the difference within [***] days without inspection cost.

[***]	Redacted pursuant to confidential treatment request.

4.3 Payments.
(a) All fees and royalties due VTIP shall be paid in United States dollars and all checks shall be made payable to VTIP. When Licensed Products are sold in currencies other than United States dollars, LICENSEE shall first determine the earned royalty in the currency of the country in which Licensed Products were sold and then convert the amount into equivalent United States funds, using the exchange rate quoted in the Wall Street Journal on the last business day of the applicable reporting period.
(b) Royalty Payments.
(1) Royalties shall accrue when Licensed Products are invoiced, or if not invoiced, when delivered to a third party or Affiliate.
(2) LICENSEE shall pay earned royalties [***] on or before [***] of each [***]. Each such payment shall be for earned royalties accrued within the most recently completed calendar quarter.
(3) Royalties earned on sales occurring or under sublicense granted pursuant to this Agreement In any country outside the United States shall not be reduced by LICENSEE for any taxes, fees, or other charges imposed by the government of such country on the payment of royalty income, except that all payments made by LICENSEE in fulfillment of VTIP tax liability in any particular country may be credited against earned royalties or fees due VTIP for that country. LICENSEE shall pay all bank charges resulting from the transfer of such royalty payments.
(4) If at any time legal restrictions prevent the prompt remittance of part or all royalties by LICENSEE with respect to any country where a Licensed Product is sold or a sublicense is granted pursuant to this Agreement, LICENSEE shall convert the amount owed to VTIP into US currency and shall pay VTIP directly from its US sources of fund for as long as the legal restrictions apply.
(c) Late Payments. In the event royalty, reimbursement and/or fee payments are not received by VTIP when due, LICENSEE shall pay to VTIP interest charges at a rate of [***] per year. Such interest shall be calculated from the date payment was due until actually received by VTIP.
ARTICLE 5. PATENT MATTERS
5.1 Patent Infringement.
(a) If LICENSEE learns of any substantial infringement of Patent Rights, LICENSEE shall so inform VTIP and provide VTIP with reasonable evidence of the infringement. Neither party shall notify a third party of the infringement of Patent Rights without the consent of the other party. Both parties shall use reasonable efforts and cooperation to terminate infringement without litigation.
(b) LICENSEE may request VTIP to take legal action against such third party for the infringement of Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to LICENSEE. If the infringing activity has not abated [***] following LICENSEE’s request, VTIP shall elect to or not to commence suit on its own account .VTIP shall give notice of its election in writing to LICENSEE by the end of the [***] after receiving notice of such request from LICENSEE. LICENSEE may thereafter bring suit for patent infringement [***], if and only if VTIP elects not to commence suit and the infringement occurred in a jurisdiction where LICENSEE has an exclusive license under this Agreement. If LICENSEE elects to bring suit, VTIP may join that suit [***].
(c) [***].

[***]	Redacted pursuant to confidential treatment request.

(d) [***].
5.2 Patent Marking. LICENSEE shall mark all Licensed Products, or their containers, in accordance with the applicable patent marking laws.
ARTICLE 6. GOVERNMENTAL MATTERS
6.1 Governmental Approval or Registration. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, LICENSEE shall assume all legal obligations to do so. LICENSEE shall notify VTIP if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. [***]
6.2 Export Control Laws. LICENSEE shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations and the Export Administration Regulations.
6.3 Preference for United States Industry. If LICENSEE sells a Licensed Product or Combination Product in the US, LICENSEE shall manufacture said product substantially in the US to the extent required by law.
ARTICLE 7. TERMINATION OF THE AGREEMENT
7.1 Termination by VTIP. If LICENSEE fails to perform or violates any material term of this Agreement, then VTIP may give written notice of default (“Notice of Default”) to LICENSEE. If LICENSEE fails to cure the fault within [***] of the Notice of Default (or up to [***] if the breach is not cured within [***], LICENSEE is making good faith efforts to achieve a cure and such extension will not increase damages suffered by VTIP), VTIP may terminate this Agreement and the license granted herein by a second written notice (“Notice of Termination”) to LICENSEE. If a Notice of Termination is sent to LICENSEE, this Agreement shall automatically terminate on the effective date of that notice. Termination shall not relieve LICENSEE of its obligation to pay any fees owed at the time of termination and shall not impair any accrued right of VTIP.
7.2 Termination by Licensee.
(a) LICENSEE shall have the right at any time and for any reason to terminate this Agreement upon a [***] written notice to VTIP. Said notice shall state LICENSEE’s reason for terminating this Agreement.
(b) Any termination under Paragraph 7.2(a) shall not relieve LICENSEE of any obligation or liability accrued under this Agreement prior to termination or rescind any payment made to VTIP or action by LICENSEE prior to the time termination becomes effective. Termination shall not effect in any manner any rights of VTIP arising under this Agreement prior to termination.
7.3 Survival on Termination. The following Paragraphs and Articles shall survive the termination of this Agreement:
(a) Article 4 (REPORTS, RECORDS AND PAYMENTS);
(b) Paragraph 7.4 (Disposition of Licensed Products on Hand);
(c) Paragraph 8.2 (Indemnification);
(d) Article 9 (USE OF NAMES AND TRADEMARKS);

[***]	Redacted pursuant to confidential treatment request.

(e) Paragraph 10.2 hereof (Secrecy); and
(f) Paragraph 10.5 (Failure to Perform).
7.4 Disposition of Licensed Products on Hand. Upon termination of this Agreement, LICENSEE may dispose of all previously made or partially made Licensed Product within a period of one hundred and twenty (120) days of the effective date of such termination provided that the sale of such Licensed Product by LICENSEE, its Sublicensees, or Affiliates shall be subject to the terms of this Agreement, including but not limited to the rendering of reports and payment of royalties required under this Agreement.
ARTICLE 8. LIMITED WARRANTY AND INDEMNIFICATION
8.1 Limited Warranty.
(a) VTIP warrants that it has the lawful right to grant this license, that the Patent Rights have been prepared, filed and prosecuted in good faith and that no third party has asserted a claim against VTIP that the Patent Rights are invalid or unenforceable.
(b) The license granted herein is provided “AS IS” and without WARRANTY OF MERCHANTABILITY or WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE or any other warranty, express or implied. VTIP makes no representation or warranty that the Licensed Product, Licensed Method or the use of Patent Rights will not infringe any other patent or other proprietary rights.
(c) In no event shall either Party be liable for any incidental, special or consequential damages hereunder.
(d) Nothing in this Agreement shall be construed as:
(1) a warranty or representation by VTIP as to the validity or scope of any Patent Rights;
(2) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or shall be free from infringement of patents of third parties;
(3) an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Paragraph 5.1 hereof;
(4) conferring by implication, estoppel or otherwise any license or rights under any patents of VTIP other than Patent Rights as defined in this Agreement, regardless of whether those patents are dominant or subordinate to Patent Rights; (VTIP is not aware of any other Patent Rights that are necessary to the exercise of Patent Rights as defined in this Agreement, which Patent Rights have not been offered as of the execution of this Agreement); or
(5) an obligation to furnish any know-how not provided in Patent Rights.
8.2 Indemnification.
(a) LICENSEE shall indemnify, hold harmless and defend VTIP, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the Inventors of the patents and patent applications in Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification shall include, but not be limited to, any product liability. The foregoing indemnity obligation shall not apply to the extent a claim, suit, loss, damage, cost, fee, or expense arises out of the negligence of an indemnitee, or a breach of this Agreement by VTIP or one if its Affiliates.

(b) LICENSEE, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance as follows:
(1) comprehensive or commercial general liability insurance (contractual liability included) with limits of at least: (i) each occurrence, $1,000,000; (ii) products/completed operations aggregate, $1,000,000; (iii) personal and advertising injury, $1,000,000; and (iv) general aggregate (commercial form only), $1,000,000; and
(2) as between the parties, the coverage and limits referred to above shall not in any way limit the liability of LICENSEE.
(c) LICENSEE shall furnish VTIP with certificates of insurance showing compliance with all requirements. Such certificates shall: (i) provide for thirty (30) day advance written notice to VTIP of any modification; (ii) indicate that VTIP has been endorsed as an additional insured under the coverage referred to above; and (iii) include a provision that the coverage shall be primary and shall not participate with nor shall be excess over any valid and collectable insurance or program of self-insurance carried or maintained by VTIP.
(d ) VTIP shall notify LICENSEE in writing of any claim or suit brought against VTIP in respect of which VTIP intends to invoke the provisions of this Article. LICENSEE shall control the defense of any claims for which it is providing indemnification hereunder and shall keep VTIP informed on a current basis of its defense of any such claims.
ARTICLE 9. USE OF NAMES AND TRADEMARKS
9.1 Nothing contained in this Agreement confers any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by LICENSEE of the name, Virginia Tech Intellectual Properties, Inc. is prohibited, without the express written consent of VTIP.
9.2 VTIP may disclose to the Inventors the terms and conditions of this Agreement upon their request. If such disclosure is made, VTIP shall request the Inventors not disclose such terms and conditions to others.
9.3 VTIP may acknowledge the existence of this Agreement and the extent of the grant in Article 2 to third parties, but VTIP shall not disclose the financial terms of this Agreement to third parties, except where VTIP is required by law to do so.
ARTICLE 10. MISCELLANEOUS PROVISIONS
10.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:
(a) on the date of delivery if delivered in person, or
(b) five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.
If sent to LICENSEE:
Protalix Biotherapeutics LTD.
2 Snunit Street

Science Park
POB 455
Karmiel 20100, Israel
Attention: President
If sent to VTIP:
Virginia Tech Intellectual Properties, Inc.
1872 Pratt Drive, Suite 1625
Blacksburg, VA 24060
Attention: Keith Jones
Director of Commercialization — Life Sciences
10.2 Secrecy.
(a) “Confidential Information” shall mean confidential information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Recipient”) during the term of this Agreement, which if disclosed in writing shall be marked “Confidential”, or if first disclosed otherwise, shall within thirty (30) days of such disclosure be reduced to writing by the Disclosing Party and sent to the Recipient:
(b) Recipient shall:
(1) use the Confidential Information for the sole purpose of performing under the terms of this Agreement;
(2) safeguard Confidential Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature;
(3) not disclose Confidential Information to others (except to its employees, agents or consultants who are bound by a like obligation of confidentiality) without the express written permission of the Disclosing Party, except that Recipient shall not be prevented from using or disclosing any of the Confidential Information that:
(i) Recipient can demonstrate by written records was previously know to it;
(ii) is now, or becomes in the future, public knowledge other than through acts or omissions of Recipient; or
(iii) is lawfully obtained by Recipient from sources independent of Disclosing Party; and
(c) The secrecy obligations of Recipient with respect to Confidential Information shall continue for a period ending five (5) years from the termination date of this Agreement.
10.3 Assignability. This Agreement may be assigned by VTIP. This Agreement may not be assigned by LICENSEE except in connection with the sale or other transfer of LICENSEE’s entire business or that part of LICENSEE’s business to which the license granted hereby relates. LICENSEE shall give VTIP thirty (30) days’ prior notice of such assignment or transfer. Any other assignment of this License Agreement without the prior written consent of VTIP shall be void. Such written consent shall not be unreasonably withheld or delayed.
10.4 No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.

10.5 Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney’s fees in addition to costs and necessary disbursements.
10.6 Governing Laws. The scope and validity of any patent or patent application subject to this Agreement shall be governed by the applicable laws of the country of the patent or patent application.
10.7 Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party’s obligations herein shall resume.
10.8 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
10.9 Entire Agreement. The Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.
10.10 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.
10.11 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or un-enforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, both VTIP and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

Protalix Biotherapeutics LTD.:
By:	/s/ David Aviezer
	Name:	David Aviezer
	Title:	CEO
Date: 25/1/05

ATTEST:
By:	/s/ Ophir Shahaf
	Name:	Ophir Shahaf
Date: 25/1/05

VTIP:
By:	/s/ Brad Fenwick
	Name:	Brad Fenwick
	Title:	President
Date: 1/27/05

ATTEST:
By:	/s/ Debra S. Lucas
	Name:	Debra S. Lucas
Date: 1/27/05